Exhibit 99.1

The Simply Good Foods Company Announces CEO Succession Plan

Geoff Tanner Named President, COO and CEO Elect, Effective April 3, 2023;

to be Appointed CEO, Effective July 7, 2023

Joseph E. Scalzo to Transition to Executive Vice Chair of the Board of Directors, Effective July 7, 2023,

and Serve through Company’s Fiscal Year End 2024

DENVER, January 30, 2023 -- The Simply Good Foods Company (NASDAQ: SMPL) (“Simply Good Foods” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products under the Quest™ and Atkins™ brands, today announced a CEO succession plan.

Geoff Tanner, formerly Chief Commercial and Marketing Officer at The J.M. Smucker Company (NYSE: SJM), has been named President, Chief Operating Officer and CEO Elect and a member of the Simply Good Foods Board of Directors, effective April 3, 2023. Mr. Tanner will subsequently succeed Joseph E. Scalzo as Chief Executive Officer on July 7, 2023, in connection with Mr. Scalzo’s sixth anniversary as CEO of the Company. At the time of the CEO succession, Mr. Scalzo will be appointed as Executive Vice Chair of the Board and will serve in this role through August 31, 2024, the last day of the Company’s fiscal year 2024. Mr. Scalzo is expected to continue to serve as a director thereafter. Upon Mr. Scalzo’s appointment as Executive Vice Chair, David J. West will step down from the position of Vice Chair of the Board, but is expected to continue to serve as an independent director of the Company.

As CEO of Simply Good Foods and its predecessor Atkins Nutritionals, Inc., Mr. Scalzo has overseen a period of profound growth, innovation and value creation for nearly 10 years. He was instrumental in the Company’s successful entrance into the public markets and its transformational acquisition of Quest, which together have positioned Simply Good Foods as a US leader in nutritional snacking. Under Mr. Scalzo’s impressive leadership, Simply Good Foods seized the mega trend consumer moment of healthy eating and capitalized on the global movement toward e-commerce, expanding product offerings and channel diversification to meet consumers’ evolving preferences. During this time, the Company grew net sales organically and by acquisition from $369.0 million in fiscal year 2016, the last fiscal year prior to the Company’s listing on Nasdaq, to nearly $1.2 billion in fiscal year 2022, delivering a compound annual growth rate (CAGR) of approximately 21.2%. Mr. Scalzo guided the Company to achieve this growth despite the volatile operating environment spurred by the COVID-19 pandemic, while also instilling an inclusive, accountable and high-achieving culture across the Company.

Mr. Tanner has more than 20 years of experience driving financial and marketplace results for leading food companies including Smucker, Del Monte Foods and Big Heart Pet Brands. In his most recent executive leadership position at Smucker, overseeing the $8+ billion JMS Commercial organization, he led a successful transformation of the company’s marketing and sales organizations, which helped Smucker deliver successive years of growth in organic sales, profits and market share, contributing to meaningful stock price appreciation. He brings significant expertise in strategy and business development, operations, brand building, innovation, omnichannel strategy and revenue management.

James M. Kilts, Chairman of the Board, said, “Joe has been the innovative, bold leader Simply Good Foods needed to become a disruptor during an extended period of market evolution and industry transformation. Because of his leadership, today, Simply Good Foods is uniquely positioned as a U.S. leader in nutritional snacking and poised for continued growth and success. We thank Joe for his continued leadership and support in facilitating a seamless transition.”

Mr. Kilts continued, “We are pleased to welcome Geoff following a comprehensive search and thoughtful succession planning process to identify the next CEO of Simply Good Foods. Geoff is a fantastic leader with an impressive record of developing and executing on organic strategies to drive strong, profitable growth and building high-performing teams at large food-focused, consumer packaged goods brands. Dave West and I know Geoff quite well from our work together at Del Monte Foods, where Geoff was a key member of the senior leadership team that generated shareholder value through the creation of a standalone pet food business known as Big Heart Pet Brands in connection with the divesture of the Del Monte consumer foods business. Geoff then worked closely with Dave to deliver groundbreaking pet food innovation and marketing programs, which contributed to the successful sale of Big Heart Pet Brands to Smucker in 2015. The Board unanimously believes Geoff is the right candidate to lead Simply Good Foods’s continued growth trajectory.”

“It has been the crowning privilege of my career to be a part of the Simply Good Foods success story and work with this talented team to scale the business, diversify our portfolio and embed an industry-leading culture,” said Mr. Scalzo. “Geoff knows the food space and its snacking segments well and is a bold, compassionate and empowering leader who is committed to building inclusive organizations that bring out the best in their people. He has the vision needed to ensure Simply Good Foods continues to set trends for our industry and lead the nutritional snacking movement. The Board and I are confident that under his leadership, the Company will continue growing market share and profitability, and I look forward to partnering with Geoff to achieve a smooth transition and watching Simply Good Foods’ continued success.”

Mr. Tanner said, “I am honored to join the Simply Good Foods team at this exciting moment in the Company’s evolution. With trusted brands, an industry-leading e-commerce platform and a culture of innovation, Simply Good Foods has tremendous potential. I look forward to working closely with Joe, the Board and this talented team to build on the Company’s strong foundation and continue creating value.”

About Geoff Tanner

Geoff Tanner has served as Chief Commercial & Marketing Officer of The J.M. Smucker Company since October 2019, reporting to the CEO. From 2016 through 2019, he served as Senior Vice President, Growth and Consumer Engagement of Smucker, reporting to the CEO. He served in various leadership roles of increasing responsibility at Big Heart Pet Brands (and its predecessor Del Monte Foods) from 2003 to 2016, when it was acquired by Smucker, including Vice President, Marketing and General Manager and Vice President, Innovation. Earlier in his career, he was a senior strategy consultant at Cap Gemini Ernst & Young.

Mr. Tanner is a member of the Johnsonville Meat LLC Board and the Food Industry Association Foundation Board. He received a Bachelor of Commerce and Bachelor of Arts in Political Science and Government from Victoria University of Wellington in New Zealand, and an MBA from the Duke University Fuqua School of Business.

About The Simply Good Foods Company

The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer packaged food and beverage company that aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks, meal replacements, and other product offerings. The product portfolio Simply Good Foods develops, markets and sells consists primarily of protein bars, salty snacks, ready-to-drink shakes and confectionary products marketed under the Quest™ and Atkins™ brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with acquisition opportunities in the nutritious snacking space.

For more information, please visit www.thesimplygoodfoodscompany.com.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Undue reliance should not be placed on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward-looking statements include, among other things, statements regarding the effect of the novel coronavirus (“COVID-19”) on our business, financial condition and results of operations, our ability to continue to operate at a profit, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy, unexpected costs, the amounts of or changes with respect to certain anticipated restructuring, raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with the Quest Acquisition, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and political conditions affecting us and the industry in which we operate, unforeseen business disruptions or other effects due to current global geopolitical tensions, including relating to Ukraine, changes in consumer preferences and purchasing habits, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, expansion of our wellness platform and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Investor Contact

Mark Pogharian

Vice President, Investor Relations, Treasury and Business Development

The Simply Good Foods Company

(720) 768-2681

mpogharian@simplygoodfoodsco.com

Media Contact

Jennifer Livingston

Director, PR & Social Media

The Simply Good Foods Company

(303) 620-8148

jlivingston@simplygoodfoodsco.com

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